UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
     As previously reported on a Form 8-K filed with the Securities and Exchange Commission on August 14, 2006 (the “Initial 8-K”), the Rights Agreement between Flowserve Corporation (“Flowserve”) and National City Bank, as successor rights agent, dated as of August 1, 1986, as amended (the “Rights Agreement”), expired pursuant to its terms at the close of business on August 13, 2006, and the Board of Directors of Flowserve (the “Board”) has determined that it is advisable and in the best interests of Flowserve not to extend or renew the Rights Agreement. In connection therewith, the Board authorized certain amendments to Flowserve’s Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”). These amendments, as described in the Initial 8-K, (i) eliminate the designation of, and all references to, the Series A Junior Participating Preferred Stock provided for by the Rights Agreement, (ii) reflect a change in the location of the office of Flowserve from “Town of Evans, Erie County, State of New York” to “New York County, State of New York”, (iii) change the post office address to which the Secretary of State of New York (the “Secretary of State”) shall mail a copy of any process against Flowserve served upon him from “The Duriron Company, Inc., c/o Smith & Schnacke, 2000 Courthouse Plaza NE, P.O. Box 1817, Dayton, Ohio 45401-1817” to “Flowserve Corporation, c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011” and (iv) reflect a change in the address of CT Corporation System, as the registered agent of Flowserve, from “277 Park Avenue, New York, New York 10017” to “111 Eighth Avenue, New York, New York 10011”. In addition, the Board authorized a restatement of the Certificate of Incorporation, as amended.
     On August 14, 2006, Flowserve provided a Restated Certificate of Incorporation to the Secretary of State setting forth these amendments and restating the Certificate of Incorporation. A copy of this Restated Certificate of Incorporation was attached as an exhibit to the Initial 8-K and described as effective as of August 14, 2006. Despite communications to Flowserve to the contrary, the Secretary of State did not accept this Restated Certificate of Incorporation. After a series of discussions with the office of the Secretary of State, Flowserve revised two of the amendments set forth in the Restated Certificate of Incorporation so that, respectively, they (i) change the post office address to which the Secretary of State shall mail a copy of any process against Flowserve served upon him from “Flowserve Corporation, General Counsel, 5215 N. O’Connor Blvd., Suite 2300, Irving, Texas 75039” (as set forth in the files of the Secretary of State) to “Flowserve Corporation, c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011” and (ii) reflect a change in the address of CT Corporation System, as the registered agent of Flowserve, from “1633 Broadway, New York, New York 10019” (as set forth in the files of the Secretary of State) to “111 Eighth Avenue, New York, New York 10011”. The revised “Restated Certificate of Incorporation of Flowserve Corporation”, effective August 15, 2006, a copy of which is attached as an exhibit hereto, was filed with and accepted by the Secretary of State on August 15, 2006.
     This Form 8-K/A is being filed to amend the Initial 8-K to reflect the Restated Certificate of Incorporation actually accepted by the Secretary of State. At the time the Initial 8-K was filed, Flowserve believed that the Restated Certificate of Incorporation filed on August 14, 2006, had been accepted by the Secretary of State.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description

3(i)	Restated Certificate of Incorporation of Flowserve Corporation, effective August 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION
Dated: August 16, 2006	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3(i)	Restated Certificate of Incorporation of Flowserve Corporation, effective August 15, 2006.